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                                                               EXHIBIT (A)(1)(C)
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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                            HAWAIIAN AIRLINES, INC.
              PURSUANT TO THE OFFER TO PURCHASE DATED MAY 31, 2002

     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 27, 2002, UNLESS THE OFFER IS EXTENDED.

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if a shareholder's stock certificates are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to the expiration date (as defined in the Offer). Such form may be delivered to the Depositary by hand, mail, overnight courier or (for Eligible Institutions only) by facsimile transmission. See Section 2 of the Offer to Purchase.

    The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                        THE DEPOSITARY FOR THE OFFER IS:
                          MELLON INVESTOR SERVICES LLC

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 BY REGISTERED OR CERTIFIED        BY OVERNIGHT COURIER:                BY HAND:
            MAIL:

        P.O. Box 3301               85 Challenger Road                120 Broadway
 South Hackensack, NJ 07660           Mail Stop-Reorg                  13th Floor
                                 Ridgefield Park, NJ 07660         New York, NY 10271
                                 Attention: Reorganization
                                           Dept.
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         BY FACSIMILE TRANSMISSION:                BY CONFIRMATION RECEIPT OF FACSIMILE
                                                               TRANSMISSION:
      (FOR ELIGIBLE INSTITUTIONS ONLY)                      (BY TELEPHONE ONLY)

               (201) 296-4293                                 (201) 296-4860
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    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL
NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO HAWAIIAN WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Hawaiian Airlines, Inc., upon the terms and subject to the conditions set forth in its Offer to Purchase, dated May 31, 2002, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock of Hawaiian, par value $0.01 per share listed below, pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

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Name(s) of Record Holder(s) (If Available)        Number of Shares:

                  (Please                         Certificate No.(s)
Print)

Address(es)                                       Account No.
                                                  (At the Depository Trust Company if Shares
                                                  will be Delivered by Book-Entry Transfer)

Zip Code                                          Delivery Guarantee
                                                  (Not to be Used for Signature Guarantee)

(Area Code) Telephone No.
        (Signature(s) of Record
Holder(s))
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     The undersigned, a financial institution that is a participant in the
 Securities Transfer Agents Medallion Program, hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a facsimile of one) and any other required documents, within three AMEX trading days after the date of receipt by the Depositary.

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(Name of Eligible Institution)                    Authorized Signature

Address                                           Name: (Print Name)

Zip Code                                          Title

(Area Code) Telephone No.                         Dated: , 2002
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    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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